Exhibit 10.6

WARRANT AGREEMENT

dated as of October 4, 2016

between

SANDRIDGE ENERGY, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) dated as of October 4, 2016 is between SandRidge Energy, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Plan of Reorganization, dated May 18, 2016, as the same may be amended, modified or restated from time to time (the “Plan”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) of the Company and certain of its direct and indirect subsidiaries, the Holders of General Unsecured Claims (as defined in the Plan) other than Holders of Unsecured Trade Claims (as defined in the Plan), if any, that elect to receive cash pursuant to the Plan (the “Initial Warrantholders”) are to be issued (i) Series A Warrants, exercisable until the Expiration Date, to purchase up to an aggregate of 4,913,251 shares (the “Initial Series A Warrant Shares”) of Common Stock at the Series A Exercise Price specified herein and (ii) Series B Warrants, exercisable until the Expiration Date, to purchase up to an aggregate of 2,068,690 shares (the “Initial Series B Warrant Shares”) of Common Stock at the Series B Exercise Price specified herein;

WHEREAS, the Warrants have the terms and conditions set forth in this Warrant Agreement (including the Exhibits hereto);

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants; and

WHEREAS, the Warrants and the underlying shares of Common Stock are being offered and sold in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities or “blue sky” laws afforded by Section 1145 of the Bankruptcy Code.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Definitions. (a) As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“$” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by,

or is under common control with, such first specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Entity” means any Person (a) who is an Affiliate of the Company, (b) who is an officer, director, employee, partner or member of the Company or any Affiliate of the Company, or (c) a majority of which Person’s total outstanding equity, upon consummation of such transaction, is held by Persons who are equityholders in the Company immediately prior to the consummation of such transaction.

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form, that is not a Global Warrant.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the date hereof.

“Common Stock” means the common stock, par value $0.001 per share, of the Company at the date of this Warrant Agreement, subject to Section 4.07.

“Company Order” means a written order signed in the name of the Company by its Chief Executive Officer, President or Chief Financial Officer, and delivered to the Warrant Agent.

“Deemed Liquidation Date” means the date on which a Deemed Liquidation Event occurs.

“Deemed Liquidation Event” means: (i) the effective time of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets, (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that neither (I) a transaction described in clause (i) with an Affiliated Entity nor (II) a transaction described in clause (i)(A) in which the holders of all classes of the Company’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Voting Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, shall be a Deemed Liquidation Event.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit B-1 or B-2, as applicable, hereto.

“Exercise Price” means (i) for the Series A Warrants, the Series A Exercise Price and (ii) for the Series B Warrants, the Series B Exercise Price.

“Expiration Date” means, for any Warrant, October 4, 2022, regardless of whether such date is a Trading Day.

“Fair Market Value” means, as of a specified date, the per-share price of the Common Stock determined as follows: (i) if the Common Stock is listed on a National Securities Exchange, the VWAP of one share of Common Stock for the thirty (30) Trading Days ending on, and including, the specified date; (ii) if the Common Stock is not then listed on a National Securities Exchange, the VWAP of the Common Stock on the principal over-the-counter quotation system on which such Common Stock trades, measured over the immediately preceding thirty (30) Trading Days in which such Common Stock traded with a minimum volume of 7,500 shares of the Common Stock on each such Trading Day (and such preceding Trading Days need not be consecutive); or (iii) in all other cases, the price reflected in the most recent third-party valuation provided to the Company by a valuation firm or financial advisor retained by the Company (e.g.

for valuing stock awards); provided that if such valuation is more than six months old or no such valuation has been provided, the Board of Directors shall determine the Fair Market Value in good faith on the basis of such factors as it reasonably determines to be appropriate, including, if the Board of Directors so elects, upon the written advice of a valuation firm or financial advisor; provided further, that if the Board of Directors determines in good faith that the application of clauses (i) and (ii) would result in a VWAP based on the trading prices of thinly-traded Common Stock such that the price resulting therefrom may not represent an accurate measurement of the Fair Market Value of such Common Stock, the Board of Directors at its election may apply the provisions of clause (iii) in lieu of the applicable clauses (i) and (ii) with respect to the determination of the Fair Market Value of such Common Stock. Such determination by the Board of Directors shall be conclusive, final and binding on the Company and the Warrantholders absent manifest error.

If during a period applicable for calculating Fair Market Value, an issuance, distribution, subdivision, combination, or other transaction or event occurs that requires an adjustment to the applicable Exercise Price or Warrant Share Number for each Warrant pursuant to Article 4 hereof, the Fair Market Value shall be calculated for such period in a manner determined by the Company in good faith to appropriately reflect the impact of such issuance, distribution, subdivision, combination, or other transaction or event on the price of the Common Stock during such period.

“Full Physical Settlement” means the settlement method pursuant to which if the Common Stock is not listed on a National Securities Exchange as of the applicable Exercise Date, an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Full Physical Settlement Amount in exchange for payment by the Warrantholder of the applicable Exercise Price; provided that any election for Full Physical Settlement shall be invalid if Section 1145 of the Bankruptcy Code does not apply to the Warrants and the shares of Common Stock underlying the Warrants.

“Full Physical Settlement Amount” means, for each Warrant exercised as to which Full Physical Settlement is applicable, the Warrant Share Number for such Warrant as of the Exercise Date.

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” means the legend set forth in Section 2.06(a).

“National Securities Exchange” means The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or another U.S. national securities exchange.

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate).

“Officer’s Certificate” means a certificate signed by the Company’s Chief Executive Officer, President or Chief Financial Officer.

“Open of Business” means 9:00 a.m., New York City time.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Series A Exercise Price” means, as of the date hereof, $41.34 per warrant, subject to adjustment pursuant to Article 4.

“Series A Warrant” means a warrant of the Company exercisable for one share of Common Stock at the Series A Exercise Price as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Series B Exercise Price” means, as of the date hereof, $42.03 per warrant, subject to adjustment pursuant to Article 4.

“Series B Warrant” means a warrant of the Company exercisable for one share of Common Stock at the Series B Exercise Price as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant.

“subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more subsidiaries of such Person; or (iii) one or more subsidiaries of such Person.

“Trading Day” means (i) if the applicable security is listed on a National Securities Exchange, a day on which trades may be made thereon or (ii) if the applicable security is not listed on a National Securities Exchange, a day on which the principal over-the-counter quotation system on which such security trades is open for business or (iii) if the applicable security is not so listed or traded, any Business Day.

“Trading Day Closing Sale Price” means, as of a specified date, (i) the last reported per-share sale price of a share of Common Stock (or such other Capital Stock or equity interest pursuant to Section 4.01(c)) on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on a National Securities Exchange, or if the Common Stock or such other security is not listed on a National Securities Exchange, as reported by the principal over-the-counter quotation system on which the Common Stock or such other security is then listed or quoted; or (ii) if the Common Stock (or such other Capital Stock or equity interest pursuant to Section 4.01(c)) is not so listed or quoted, the price for such security reflected in the most recent third-party valuation provided to the Company by a valuation firm or financial advisor retained by the Company; provided that if such valuation is more than six months old or no such valuation has been provided, the Board of Directors shall determine the Trading Day Closing Sale Price in good faith on the basis of such factors as it reasonably determines to be appropriate, including, if the Board of Directors so elects, upon the written advice of a valuation firm or financial advisor. Such determination by the Board of Directors shall be conclusive, final and binding on the Company and the Warrantholders absent manifest error.

If during a period applicable for calculating the Trading Day Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the applicable Exercise Price or Warrant Share Number for each Warrant pursuant to Article 4 hereof, the Trading Day Closing Sale Price shall be calculated for such period in a manner determined by the Company in good faith to appropriately reflect the impact of such issuance, distribution, subdivision, combination or other transaction or event on the price of the Common Stock (or such other Capital Stock or equity interest pursuant to Section 4.01(c)) during such period.

“Voting Stock” means Capital Stock having the right to vote for the election of directors under ordinary circumstances.

“VWAP” means the volume-weighted average price, which shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Warrant” means a Series A Warrant or a Series B Warrant, as applicable.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03, including the Global Warrants.

“Warrant Share Number” means the number of shares of Common Stock into which each Warrant is exercisable. The initial Warrant Share Number is one, subject to adjustment pursuant to Article 4.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

“Wholly Owned Subsidiaries” means, with respect to any Person, any subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “subsidiary” shall be deemed replaced by a reference to “100%”.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Event	Section 4.06
Agent Members	Section 2.06(b)
Automatic Exercise Time	Section 3.03(a)
Bankruptcy Code	Recitals
Company	Recitals
Determination Date	Section 4.06
Exercise Date	Section 3.02(b)
Fundamental Change	Section 4.07
Funds	Section 2.01
Funds Account	Section 2.01
Initial Series A Warrant Shares	Recitals
Initial Series B Warrant Shares	Recitals
Initial Warrantholders	Recitals
Net Share Amount	Section 3.04
Offer Expiration Date	Section 4.01(d)
Plan	Recitals
Reference Property	Section 4.07
Securities Act	Recitals
Successor Entity	Section 4.08
Trigger Event	Section 4.03
Valuation Period	Section 4.01(c)
Warrant Agent	Recitals
Warrant Agreement	Recitals
Warrant Register	Section 2.05

ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01. Issuance of Warrants. (a) The Company shall execute and deliver to the Warrant Agent, for authentication and delivery to the Depositary, or its custodian, for crediting to the accounts of its participants for the benefit of the Initial Warrantholders pursuant to the procedures of the Depositary on the Closing Date, (i) one or more Global Warrants in substantially the form set forth in Exhibit B-1 hereto, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to the number of Initial Series A Warrant Shares and (ii) one or more Global Warrants in substantially the forms set forth in Exhibit B-2 hereto, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to the number of Initial Series B Warrant Shares. On the Closing Date, the Warrant Agent shall, upon receipt of such Global Warrants and Authentication Orders, authenticate and deliver such Global Warrants to the Depositary, or its custodian, for crediting to the accounts of its participants for the benefit of the Initial Warrantholders pursuant to the procedures of the Depositary in accordance with Section 2.02 and register such Global Warrants in accordance with Section 2.05.

(b) Except as set forth in Section 2.05, Section 5.02 and Article 4, the Global Warrants delivered to the Depositary (or a nominee thereof) on the Closing Date shall be the only Warrants issued or outstanding under this Warrant Agreement.

(c) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

Section 2.02. Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by the Chief Executive Officer, President or Chief Financial Officer of the Company. The signature of any of these officers on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(b) Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c) No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03. Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the forms set forth in Exhibits B-1 and B-2 hereto, as applicable, and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.04. Transfer Restrictions. The Warrants and the underlying shares of Common Stock are being offered and sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that any Warrantholder or beneficial owner of a Warrant is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Warrantholder or beneficial owner, as applicable, may not be able to sell or transfer any Warrants in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. By accepting a transfer of a Warrant, the Warrantholder or beneficial owner, as applicable, acknowledges the restrictions set forth herein.

Section 2.05. Transfer, Exchange and Substitution. (a) Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b) A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c) Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(d) When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on the registered holder in connection with any such exchange or registration of transfer of Warrants.

(e) A Certificated Warrant may be exchanged at the option of the holder or holders thereof, when presented or surrendered in accordance with this Warrant Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like Number of Warrants. If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.06. Global Warrants. (a) Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit A hereto (the “Global Warrant Legend”).

(b) So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant

Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(c) Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(d) Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with the rules and procedures of the Depositary.

(e) A Global Warrant registered in the name of the Depositary or its nominee shall be exchanged for Certificated Warrants only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s respective beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.06(e) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.06(e).

(f) The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.07. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the

Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 5.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01. Exercise of Warrants. At any time prior to the Close of Business on the Expiration Date, an individual Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such individual Warrantholder’s name or any portion thereof. Any Warrants not exercised prior to such time shall expire unexercised.

Section 3.02. Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor Warrant Agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with payment of any applicable transfer taxes as set forth in Section 6.01(b), or (ii) in the case of a Global Warrant, the Warrantholder must comply with the procedures established by the Depositary for the exercise of Warrants. If the Common Stock is not listed on a National Securities Exchange on the applicable Exercise Date and Full Physical Settlement is elected, the Warrantholder shall pay the applicable Exercise Price for each Warrant to be exercised, together with any payment of applicable transfer taxes as set forth in Section 6.01(b), by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent in its name as agent for the Company or, in respect of a Global Warrant, otherwise in accordance with the applicable procedures of the Depositary. The Warrant Agent shall provide an exercising Warrantholder, upon request, with the appropriate payment instructions.

(b) The date on which (i) a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant or (ii) the Automatic Exercise Time for any automatic exercise set forth in Section 3.03 in respect of a Warrant occurs is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day.

(c) The Company shall assist and cooperate with any Warrantholder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company), and any exercise of a Warrant may be made contingent upon the making of any such filing and the receipt of any such approval.

(d) All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company (the “Funds Account”). Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through the Funds Account in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Warrantholder or any other party.

(e) The Warrant Agent shall forward funds deposited in the Funds Account in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company. Notwithstanding the foregoing, in the event such received funds equal or exceed $5,000, all such accumulated funds shall be delivered within five (5) Business Days after reaching such $5,000 threshold.

Section 3.03. Automatic Exercise. (a) Notwithstanding any other provision of this Warrant Agreement, in the case of a Deemed Liquidation Event, all Warrants outstanding as of the Close of Business on the Trading Day immediately preceding the Deemed Liquidation Date (the “Automatic Exercise Time”) shall be deemed exercised (even if not surrendered) as of the Automatic Exercise Time and settled as set forth in Section 3.04 below. For the avoidance of doubt, no Warrant shall remain outstanding or exercisable after the Automatic Exercise Time and each Person in whose name any shares of Common Stock are issued as a result of this Section 3.03 shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

(b) The Company shall promptly notify the Warrantholders and the Warrant Agent of any automatic exercise pursuant to this Section 3.03 and the number of shares of Common Stock, if any, issuable to each Warrantholder as a result of such automatic exercise.

Section 3.04. Settlement of Warrants.

(a) Unless the Common Stock is not listed on a National Securities Exchange on the applicable Exercise Date and the Warrantholder elects for Full Physical Settlement, Net Share Settlement shall apply to each Warrant upon exercise of such Warrant. For any Warrants exercised or deemed exercised hereunder to which Net Share Settlement applies, on the Settlement Date for such Warrants, the Company shall cause to be delivered to the Warrantholder, together with cash in lieu of any fractional shares as provided in Section 3.06, a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to:

N =	(S × W) (A – B)
A

where:

N	=	the number of shares of Common Stock to be issued to the Warrantholder, rounded down to the nearest whole share with cash paid in lieu of any fractional shares pursuant to Section 3.06;

W	=	the number of Warrants being exercised;

S	=	the Warrant Share Number as of the Exercise Date;

A	=	the Fair Market Value of one share of Common Stock as of the Exercise Date; and

B	=	the applicable Exercise Price as of the Exercise Date.

(b) If Full Physical Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by a Warrantholder and payment of the applicable Exercise Price as of the Exercise Date therefor, the Company shall cause to be delivered to the exercising Warrantholder the Full Physical Settlement Amount for such Warrant.

(c) If there is a dispute as to the determination of the applicable Exercise Price or the calculation of the number of shares of Common Stock to be delivered to an exercising Warrantholder, the Company shall cause to be promptly delivered to the exercising Warrantholder the number of shares of Common Stock that are not in dispute.

(d) Any cash to be paid to the Warrantholders hereunder shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders.

Section 3.05. Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to an exercising Warrantholder pursuant to Section 3.04, the Warrant Agent shall:

(i) examine the Exercise Notices and all other documents delivered to it by or on behalf of Warrantholders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Notice or any other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting the instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled, so that the Warrant may be properly exercised;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) inform the Company of (A) the receipt of Exercise Notices and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (B) the number of shares of Common Stock underlying the Warrants which were exercised, (C) the instructions with respect to issuance of such shares of Common Stock, subject, in the case of exercise of a Global Warrant, to the timely receipt from the Depositary of the necessary information, (D) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving such shares of Common Stock upon exercise of the Warrants and (E) such other information as the Company shall reasonably require; and (x) if such shares of Common Stock are in book-entry form at the Depositary, the Company shall (or shall cause the transfer agent to) deliver such shares of Common Stock by electronic transfer to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (y) if such shares of Common Stock are not in book-entry form at the Depositary, the Company shall (or shall cause the transfer agent to) deliver to or upon the order of such Warrantholder a certificate or certificates, in each case for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(v) deliver cash, as has been provided to the Warrant Agent by the Company, to such Warrantholder in respect of any fractional shares, as provided in Section 3.06;

(vi) promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with Full Physical Settlement of any Warrants;

(vii) if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, (A) in the case of a Certificated Warrant, deliver a new Warrant Certificate or (B) in the case of a Global Warrant, make the appropriate adjustments in Schedule A of such Global Warrant, in each case, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Global Warrant or Warrant Certificate; and

(viii) provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of shares of Common Stock issued and/or the amount of cash paid in lieu of any fractional share in connection with such exercises and the number of remaining outstanding Warrants.

(b) Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Close of Business on the Exercise Date. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

(c) Promptly after the Warrant Agent shall have taken the action required above (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised.

Section 3.06. No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b) If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant or Warrants, the Company shall pay the Warrantholder cash in lieu of such fractional shares valued at the Fair Market Value as of the Exercise Date. However, if more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants so exercised.

(c) The beneficial owners of the Warrants and the Warrantholders, by their acceptance hereof, expressly agree to receive cash in lieu of any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.07. Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants (including by cash-settled swaps or other derivatives) at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

Section 3.08. Certain Calculations. The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of cash and/or Common Stock as described in this Article 3.

Section 3.09. Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of any exercised Warrant, Exercise Notice or the Warrant Certificate evidencing any exercised Warrant will be determined by the Company in its sole discretion, which determination shall be final and binding absent any manifest error. The Company reserves the right to reject any and all Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Warrantholders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants.

ARTICLE 4

ADJUSTMENTS

Section 4.01. Adjustments to Exercise Price. The applicable Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or a subdivision, combination, split or reclassification of Common Stock (excluding any dividend, distribution or issuance covered by Section 4.07) into a greater or smaller number of shares of Common Stock, in which event the applicable Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 ×	OS0
OS1

where:

EP0	=	the applicable Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination, split or reclassification, as the case may be;

EP1	=	the applicable Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision, combination, split or reclassification, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination, split or reclassification, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision, combination, split or reclassification.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision, combination, split or reclassification, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the applicable Exercise Price shall again be adjusted to the applicable Exercise Price that would then be in effect if such dividend or distribution, or subdivision, combination, split or reclassification had not been declared or announced, as the case may be.

(b) The issuance to all or substantially all holders of Common Stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of announcement of such issuance to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Trading Day Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, in which event the applicable Exercise Price will be adjusted based on the following formula:

EP1 = EP0 ×	OS0 + Y
OS0 + X

where:

EP0	=	the applicable Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

EP1	=	the applicable Exercise Price in effect immediately after the Open of Business on the Ex-Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Trading Day Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any such adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. In the event that the issuance of any such rights, options or warrants is announced but such rights, options or warrants are not so issued, the applicable Exercise Price shall again be adjusted to be the applicable Exercise Price that would then be in effect if the Ex-Date for such issuance had not occurred. To the extent that any such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants, upon the expiration, termination or maturity of such rights, options or warrants, the applicable Exercise Price shall be readjusted to the applicable Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, as well as any consideration received in connection with the exercise or conversion thereof, and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors.

(c) The dividend or distribution to all or substantially all holders of Common Stock of (i) shares of the Company’s Capital Stock (other than Common Stock), (ii) evidences of the Company’s indebtedness, (iii) other assets or property of the Company, (iv) rights, options or warrants to purchase the Company’s securities or (v) cash (excluding any dividend, distribution or issuance covered by clauses (a) or (b) above or Section 4.07 below), in which event the applicable Exercise Price will be adjusted based on the following formula:

EP1 = EP0 ×	SP0 – FMV
SP0

where:

EP0	=	the applicable Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

EP1	=	the applicable Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Trading Day Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors), on the Ex-Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants so distributed or the amount of cash expressed as an amount per share of outstanding Common Stock.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the applicable Exercise Price shall again be adjusted to be the applicable Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, notwithstanding the above, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on a National Securities Exchange, then the applicable Exercise Price will instead be adjusted based on the following formula:

EP1 = EP0 ×	MP0
MP0 + FMV

where:

EP0	=	the applicable Exercise Price in effect immediately prior to the end of the Valuation Period;

EP1	=	the applicable Exercise Price in effect immediately after the end of the Valuation Period;

FMV	=	the average of the Trading Day Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock for the first ten (10) consecutive Trading Day period commencing after, and including, the Ex-Date for such dividend or distribution (the “Valuation Period”); and

MP0	=	the average of the Trading Day Closing Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall become effective immediately after the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any exercise of Warrants, if the relevant Exercise Date occurs during the Valuation Period, references to “ten” or “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Date for such dividend or distribution and the Exercise Date in determining the applicable Exercise Price. In the event that such dividend or distribution is declared or announced but not so paid or made, the applicable Exercise Price shall again be adjusted to be the applicable Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d) The payment by the Company or any of its subsidiaries in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Trading Day Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Offer Expiration Date”), in which event the applicable Exercise Price will be adjusted based on the following formula:

EP1 = EP0 ×	SP × OS0
AC + (SP × OS1)

where:

EP0	=	the applicable Exercise Price in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date;

EP1	=	the applicable Exercise Price in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date;

AC	=	the aggregate cash and fair market value (as determined in good faith by the Board of Directors) of any other consideration paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Offer Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer and excluding any treasury shares);

OS1	=	the number of shares of Common Stock outstanding immediately after the Offer Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer and excluding any treasury shares);

SP	=	the average of the Trading Day Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

Such adjustment shall become effective immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date; provided that in respect of any exercise of Warrants, if the relevant Exercise Date occurs during the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date, references to “ten”, “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Offer Expiration Date and the Exercise Date in determining the applicable Exercise Price. In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting all or any such purchases, or all or any portion of such purchases are rescinded, then the applicable Exercise Price shall again be adjusted to be the applicable Exercise Price which would then be in effect if such tender offer or exchange offer had been made only in respect of the purchases actually effected.

(e) For the purposes of Section 4.01(a), (b) and (c), any dividend or distribution to which Section 4.01(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the indebtedness, assets or property, cash or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants (and any Exercise Price adjustment required by Section 4.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 4.01(c) that begins with the word “excluding”)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Exercise Price adjustment required by Section 4.01 with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Open of Business on the Ex-Date.”

(f) Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, if an Exercise Price adjustment becomes effective on any Ex-Date and a Warrantholder that has exercised its Warrants on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exercise Date as described under Section 3.05(b) based on an adjusted Exercise Price for such Ex-Date, then, notwithstanding the Exercise Price adjustment provisions in this Section 4.01, the Exercise Price adjustment relating to such Ex-Date shall not be made for such exercising Warrantholder. Instead, such Warrantholder shall be treated as if such Warrantholder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) For the avoidance of doubt, for the purpose of this Article 4, “all holders of Common Stock” shall exclude any shares of Common Stock held in treasury by the Company.

Section 4.02. Adjustments to Warrant Share Number. Concurrently with any adjustment to the applicable Exercise Price under Section 4.01, the Warrant Share Number for each Warrant will be adjusted such that the Warrant Share Number for each such Warrant in effect immediately following the effectiveness of such adjustment will be equal to the Warrant Share Number for each such Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (a) the numerator of which is the applicable Exercise Price in effect immediately prior to such adjustment and (b) the denominator of which is the applicable Exercise Price in effect immediately following such adjustment.

Section 4.03. Certain Distributions of Rights and Warrants; Shareholder Rights Plan. (a) Rights, options or warrants distributed by the Company to all holders of Common Stock (including under any shareholder rights plan in existence on October 4, 2016 or thereafter put into effect) entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Section 4.01 (and no adjustment to the applicable Exercise Price or the Warrant Share Number under Section 4.01 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the applicable Exercise Price and the Warrant Share Number shall be made under this Section 4.01 (subject in all respects to Section 4.03(d)).

(b) If any such right or warrant is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (subject in all respects to Section 4.03(d)).

(c) In addition, except as set forth in Section 4.03(d), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in Section 4.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the applicable Exercise Price and the Warrant Share Number under Article 4 was made (including any adjustment contemplated in Section 4.03(d)):

(i) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the applicable Exercise Price and the Warrant Share Number shall be readjusted upon such final redemption or repurchase as if such rights, options or warrants had not been issued, and shall be again readjusted to give effect to such distribution (or deemed distribution) or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by the holders thereof, the applicable Exercise Price and the Warrant Share Number shall be readjusted as if such rights, options and warrants had not been issued.

(d) If a Company shareholders rights plan under which any rights are issued provides that each share of Common Stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, prior to the separation of such rights from the Common Stock, the applicable Exercise Price and the Warrant Share Number shall not be adjusted pursuant to Section 4.01. If, however, prior to any exercise of a Warrant, such rights have separated from the Common Stock, the applicable Exercise Price and the Warrant Share

Number shall be adjusted at the time of separation as if the Company had made a distribution to all holders of Common Stock, the Company’s Capital Stock, evidences of the Company’s indebtedness, certain rights, options or warrants to purchase the Company’s securities or other of the Company’s assets as described in Section 4.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.04. Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of any exchange on which any of the Company’s securities are then listed, decrease the applicable Exercise Price and/or increase the Warrant Share Number by any amount for any period of at least twenty (20) days. In that case, the Company shall give the Warrantholders at least fifteen (15) days’ prior notice in accordance with Section 6.15 of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Warrant Share Number for each Warrant and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the applicable Exercise Price and/or increases in the Warrant Share Number for each Warrant, in addition to those set forth in this Article 4, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 4.05. Restrictions on Adjustments. (a) Except in accordance with Section 4.01 or Section 4.07, the applicable Exercise Price and the Warrant Share Number for any Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, including, without limitation:

(i) in the case of a Deemed Liquidation Event;

(ii) upon the issuance of any other securities by the Company on or after the Closing Date not contemplated by the Plan or upon the issuance of shares of Common Stock upon the exercise of such securities;

(iii) upon the issuance of any shares of Common Stock or other securities or any payments pursuant to the Employee Incentive Plan (as defined in the Plan) or any other equity incentive plan of the Company;

(iv) upon the issuance of any shares of Common Stock pursuant to the exercise of the Warrants;

(v) upon the issuance of any shares of Common Stock or other securities of the Company in connection with a business acquisition transaction; or

(vi) for a change in the par value of the Common Stock.

(b) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of the shares of Common Stock into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(c) No adjustment shall be made to the Exercise Price or the Warrant Share Number for any Warrant for any of the transactions described in Section 4.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(d) No adjustment shall be made to the applicable Exercise Price, nor will any corresponding adjustment be made to the Warrant Share Number for any Warrant, unless the adjustment would result in a change of at least 1% of the applicable Exercise Price; provided that any adjustments that are less than 1% of the applicable Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the applicable Exercise Price, shall be made (i) immediately prior to the time of any exercise and (ii) five (5) Business Days prior to the Expiration Date, unless, in each case, such adjustment has already been made.

(e) If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the applicable Exercise Price or the Warrant Share Number for any Warrant then in effect shall be required by reason of the taking of such record.

Section 4.06. Deferral of Adjustments. In any case in which Section 4.01 provides that an adjustment shall become effective immediately after (a) the Open of Business on the Ex-Date for an event or (b) the effective date (in the case of a subdivision or combination of the Common Stock) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the applicable Exercise Price and Warrant Share Number for each Warrant can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 3.06. For the purposes of this Section 4.06, the term “Adjustment Event” shall mean in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event.

Section 4.07. Reclassifications and Other Changes. (a) Subject to Section 3.03, on and after the effective time of any consolidation, merger, reclassification, exchange,

substitution, sale, lease or other transfer to a third party of the consolidated assets of the Company substantially as an entirety or other event in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination thereof, in each case that is not a Deemed Liquidation Event (a “Fundamental Change”), a Warrantholder shall be entitled to receive, upon exercise of such Warrant, the amount and kind of securities and property that a holder of Common Stock would have been entitled to receive (the “Reference Property”) as a result of such Fundamental Change if it held a number of shares of Common Stock equal to the number of shares of Common Stock that such Warrantholder would have received if such Warrant had been exercised immediately prior to such Fundamental Change. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Fundamental Change, the Reference Property into which the Warrants shall be exercisable from and after the effective time of such Fundamental Change shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Fundamental Change.

(b) In the event of a Fundamental Change, the Company or the Successor Entity shall promptly execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for the amount and kind of Reference Property as a result of such Fundamental Change. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If the Reference Property includes shares of stock or securities issued by a Person other than the Company or the Successor Entity, such other Person shall also execute such amendment to the Warrant Agreement. In the event the Company or the Successor Entity shall execute an amendment to this Warrant Agreement pursuant to this Section 4.07, the Company or the Successor Entity shall promptly file with the Warrant Agent an Officer’s Certificate briefly stating the reasons therefor, the amount and kind of Reference Property issuable upon exercise of the Warrants, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company or the Successor Entity shall cause notice of such Fundamental Change and the execution of such amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(c) The above provisions of this Section 4.07 shall similarly apply to successive consolidations, mergers, reclassifications, exchanges, substitutions, sales, leases or other transfers or other events.

(d) If this Section 4.07 applies to any event or occurrence, no other provision of this Article 4 with respect to anti-dilution adjustments (which for the avoidance of doubt, does not include the covenant set forth in Section 4.08) shall apply to such event or occurrence.

Section 4.08. Consolidation, Merger and Sale of Assets. The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions (a “Successor Entity”); provided that, in each case that is not a Deemed Liquidation Event and the Company will not be the continuing Person:

(a) the Successor Entity shall assume all of the Company’s obligations under this Warrant Agreement (which must first be amended pursuant to Section 4.07 if applicable in connection with a Fundamental Change) and the Warrants and shall provide written notice of such assumption to the Warrant Agent promptly following the consummation of such transaction; and

(b) upon any such assumption pursuant to (a) above by the Successor Entity, such Successor Entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such Successor Entity thereupon may cause to be signed, and may issue any or all of the Warrant Certificates issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such Successor Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrant Certificates that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrant Certificates which such Successor Entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 4.09. Common Stock Outstanding. For the purposes of this Article 4, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company.

Section 4.10. Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and reserved for issuance and will at all times keep reserved for issuance such maximum number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants from time to time. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable and will be free from preemptive rights, all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

(b) The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 4.10 and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of a Warrant. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent substantially in the form of Exhibit C (or as separately agreed between the Warrant Agent and the transfer agent), stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company shall pay to the Warrant Agent, as agent for the Warrantholders, any cash that may be payable as provided in this Article 4. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

Section 4.11. Calculations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Trading Day Closing Sale Price, the Fair Market Value, the applicable Exercise Price, the Warrant Share Number for each Warrant and the number of shares of Common Stock, cash or other property, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 4.12. Notice of Adjustments. Whenever the applicable Exercise Price or the Warrant Share Number for each Warrant is to be adjusted or readjusted, the Company shall promptly notify, or cause to be notified, to Warrantholders a notice of the adjustment or readjustment pursuant to Section 6.15. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. As provided in Section 6.05, the Warrant Agent shall be entitled to rely on such Officer’s Certificate and shall be under no duty or responsibility with respect to any such Officer’s Certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours.

Section 4.13. Statements on Warrants.

(a) The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same information as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the interest of the Warrantholders in any material respect; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

(b) In the case of Global Warrant Certificates, other than notation of any applicable increase or decrease in the Number of Warrants on Schedule A of each Global Warrant Certificate, the form of each Global Warrant Certificate need not be changed because of any adjustment or readjustment made pursuant to this Article 4, and Global Warrant Certificates issued after such adjustment or readjustment may state the same information as are stated in the Global Warrant Certificates initially issued pursuant to this Warrant Agreement.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 5.01. No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issuable upon exercise of the Warrants.

Section 5.02. Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the Company at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 5.03. Modification and Waiver. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant, for the purposes of (i) curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement, (ii) to add or modify any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable or (iii) effecting any amendment hereto required by Section 4.07 or providing for the assumption of the Company’s obligations pursuant to Section 4.08; provided that, in each case, any such modification or amendment does not adversely affect the interests of the Warrantholders in any material respect.

(b) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing a majority of the aggregate number of Warrants at the time outstanding.

(c) However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of:

(i) each Warrantholder affected:

(A) change the Expiration Date; or

(B) increase the applicable Exercise Price or decrease the Number of Warrants or the Warrant Share Number (except as set forth in Article 4); or

(ii) Warrantholders holding at least a majority of the outstanding Warrants affected:

(A) impair the right to institute suit for the enforcement of any delivery with respect to the exercise and settlement of any Warrant;

(B) except as otherwise permitted by this Warrant Agreement, impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or delivery of the Net Share Amount or Full Physical Settlement Amount;

(C) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(D) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

Section 5.04. Rights of Action. All rights of action against the Company in respect of this Warrant Agreement are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s right to exercise such Warrantholder’s Warrants in the manner provided in this Warrant Agreement.

Section 5.05. No Redemption. The Warrants shall not be subject to redemption by the Company or any other Person.

ARTICLE 6

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 6.01. Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or other similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b) The Company shall pay any and all documentary, stamp or other similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons other than the registered holder(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

Section 6.02. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrantholder (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

(b) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor Warrant Agent meeting the qualifications hereof shall have been appointed, subject to Section 6.02(a).

(c) Any successor Warrant Agent appointed as provided in this Section 6.02 shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor Warrant Agent, such successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

(d) Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Warrant Agent under Section 6.02(c). In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 6.03. Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 6.04. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion or advice.

Section 6.05. Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 6.06. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof and to the extent such statements describe actions taken or to be taken by the Warrant Agent) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 6.07. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due authorization to execute this Warrant Agreement and the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate.

Section 6.08. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, provided that the Warrant Agent shall remain responsible for the activities or omissions of any such attorney or agent and commercially reasonable care has been exercised in the appointment and continued employment of such attorney or agent.

Section 6.09. Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith, to the Company or to any Warrantholder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence or willful misconduct or bad faith.

Section 6.10. Legal Proceedings. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or legal proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 6.11. Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 6.12. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.13. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 6.14. Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 6.15. Notices.

(a) Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent electronically in PDF format or by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Attention: Philip Warman

Telephone: (405) 429-6136

Facsimile: (405) 429-6267

E-mail: pwarman@sandridgeenergy.com

with a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

Telephone: (713) 835-3786

Facsimile: (713) 835-3601

E-mail: matt.pacey@kirkland.com

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent electronically in PDF format or by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Reorganization Group

Re: SandRidge Energy, Inc. Warrant Agreement

Telephone: (781) 921-8200

E-mail: ReorgWarrants@amstock.com

Unless the Warrant is a Global Warrant, any notice or communication shall be sufficiently given or made if sent electronically in PDF format or mailed to the Warrantholder by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register. Any notice to the owners of a beneficial interest in a Global Warrant may be distributed by electronic transmission through the Depositary in accordance with the procedures of the Depositary, and such notice shall be deemed to be effective at the time of dispatch to the Depositary.

(b) In case the Company commences action:

(i) that would require an adjustment in the applicable Exercise Price pursuant to Section 4.01;

(ii) to effect any consolidation, merger, reclassification, exchange, substitution or other event in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination thereof; or

(iii) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case (unless notice of such event is otherwise required pursuant to another provision of this Warrant Agreement), the Company shall cause to be filed with the Warrant Agent and shall deliver to each Warrantholder, in accordance with Section 6.15(a) (which may be through the procedures of the Depositary), (A) in the case of an action described in clause (i) above, at least 10 days prior to the applicable date hereinafter specified or (B) in the case of an action described in clause (ii) or (iii) above, at least 20 days prior to the applicable date hereinafter specified, in each case, a notice stating: (1) the date on which a record is to be taken for the purpose of such action by the Company or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company, or (2) the date on which such event specified in clause (ii) or (iii) is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event; provided that, notwithstanding the foregoing, in each case notice need not be provided in advance of public communication to holders of the Common Stock of any of the foregoing events. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company.

Section 6.16. Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York in connection with any action, suit or legal proceeding arising out of or relating to this Warrant Agreement. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Warrant Agreement or any Warrant Certificate brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.17. Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

Section 6.18. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.19. Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor Warrant Agent). The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 6.20. Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.21. Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Warrant Agreement and of signature pages by e-mail or PDF transmission shall constitute effective execution and delivery of this Warrant Agreement as to the parties hereto and may be used in lieu of the original Warrant Agreement for all purposes. Signatures of the parties hereto transmitted by e-mail or PDF shall be deemed to be their original signatures for all purposes.

Section 6.22. Termination. This Warrant Agreement shall terminate at the Expiration Date (or Close of Business on the Settlement Date for any Warrants exercised on or prior to the Expiration Date to the extent the Company shall have performed all of its obligations in respect thereof and solely as to such Warrants). Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised and the Company shall have performed all of its obligations in respect thereof. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 6.23. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 6.24. Entire Agreement. This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Warrantholders with respect to the subject matter hereof.

Section 6.25. Force Majeure. Notwithstanding anything to the contrary contained herein, no party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 6.26. Proceedings by Holders; Specific Performance. Each holder of a Warrant shall have the right to receive delivery of any consideration due upon exercise of such Warrant, on or after the respective due dates provided for in such Warrant or in this Warrant Agreement, or to institute suit for the enforcement of any such delivery. Any Person having rights under any provision of this Warrant Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Warrant Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Warrant Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Warrant Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Warrant Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Warrant Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Warrant Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Warrant Agreement or otherwise.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

SANDRIDGE ENERGY, INC.

By:	/s/ Julian Bott
	Name:	Julian Bott
	Title:	Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF GLOBAL WARRANT LEGEND1

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SANDRIDGE ENERGY, INC., A DELAWARE CORPORATION, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

[1]	Insert for Global Warrant.

A-1

EXHIBIT B-1

FORM OF SERIES A WARRANT CERTIFICATE

[FACE]

SANDRIDGE ENERGY, INC.

Series A Warrants

No.	CUSIP No. 80007P 117

NUMBER OF WARRANTS: Initially, 4,913,251 Warrants, subject to adjustment as described in the Warrant Agreement dated as of October 4, 2016 between SANDRIDGE ENERGY, INC., a Delaware corporation, and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent (as may be further amended or supplemented from time to time in accordance with its terms, the “Warrant Agreement”), each of which is initially exercisable for one share of Common Stock, subject to adjustment as described in the Warrant Agreement.

SERIES A EXERCISE PRICE: Initially, $41.34 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF SETTLEMENT:

Full Physical Settlement: If the Common Stock is not listed on a National Securities Exchange on the applicable Exercise Date and Full Physical Settlement is elected, the Company shall deliver, against payment of the Exercise Price therefor, a number of shares of Common Stock equal to the Full Physical Settlement Amount as described in the Warrant Agreement.

Net Share Settlement: If Net Share Settlement is elected, the Warrantholder shall be entitled to receive, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding or any portion thereof.

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor Warrant Agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: October 4, 2022.

B-1-1

This Warrant Certificate certifies that [CEDE & CO.]2 [                    ]3, or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,]4 (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants: (a) in the case of Net Share Settlement, (i) the Company shall determine the Net Share Amount for each Warrant, and (ii) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Net Share Amount, together with cash in lieu of any fractional shares as described in the Warrant Agreement; and (b) in the case of Full Physical Settlement, the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, against payment of the applicable Exercise Price for each Warrant exercised, the Full Physical Settlement Amount as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

[2]	Insert for Global Warrant.
[3]	Insert for Certificated Warrant.
[4]	Insert for Global Warrant.

B-1-2

IN WITNESS WHEREOF, SandRidge Energy, Inc. has caused this instrument to be duly executed.

Dated:

SANDRIDGE ENERGY, INC.

By:
Name:
Title:

B-1-3

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Authorized Officer

B-1-4

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SANDRIDGE ENERGY, INC.

Series A Warrants

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of October 4, 2016 (as may be further amended or supplemented from time to time in accordance with its terms, the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest herein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

B-1-5

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

Series A Warrants

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Reorganization Group

Re: SandRidge Energy, Inc. Warrant Agreement

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises                      Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants, pursuant to the following settlement method (check one):

☐	Net Share Settlement

☐	Full Physical Settlement

(Full Physical Settlement may only be elected if the Common Stock is not listed on a National Securities Exchange as of the Exercise Date)

If Full Physical Settlement is elected, the undersigned shall tender payment of the aggregate Exercise Price of $         in immediately available funds in accordance with instructions received from the Warrant Agent.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a) deliver the Full Physical Settlement Amount or Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

                                                                                                                                                                                                      ; and

(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

B-1-6

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

B-1-7

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

Series A Warrants

The initial Number of Warrants represented by this Global Warrant is 4,913,251. In accordance with the Warrant Agreement, dated as of October 4, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

B-1-8

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

Series A Warrants

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

B-1-9

Dated:
Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

B-1-10

EXHIBIT B-2

FORM OF SERIES B WARRANT CERTIFICATE

[FACE]

SANDRIDGE ENERGY, INC.

Series B Warrants

No.	CUSIP No. 80007P 125

NUMBER OF WARRANTS: Initially, 2,068,690 Warrants, subject to adjustment as described in the Warrant Agreement dated as of October 4, 2016 between SANDRIDGE ENERGY, INC., a Delaware corporation, and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent (as may be further amended or supplemented from time to time in accordance with its terms, the “Warrant Agreement”), each of which is initially exercisable for one share of Common Stock, subject to adjustment as described in the Warrant Agreement.

SERIES B EXERCISE PRICE: Initially, $42.03 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF SETTLEMENT:

Full Physical Settlement: If the Common Stock is not listed on a National Securities Exchange on the applicable Exercise Date and Full Physical Settlement is elected, the Company shall deliver, against payment of the Exercise Price therefor, a number of shares of Common Stock equal to the Full Physical Settlement Amount as described in the Warrant Agreement.

Net Share Settlement: If Net Share Settlement is elected, the Warrantholder shall be entitled to receive, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding or any portion thereof.

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor Warrant Agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

B-2-1

EXPIRATION DATE: October 4, 2022.

This Warrant Certificate certifies that [CEDE & CO.]5 [                    ]6, or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,]7 (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants: (a) in the case of Net Share Settlement, (i) the Company shall determine the Net Share Amount for each Warrant, and (ii) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Net Share Amount, together with cash in lieu of any fractional shares as described in the Warrant Agreement; and (b) in the case of Full Physical Settlement, the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, against payment of the applicable Exercise Price for each Warrant exercised, the Full Physical Settlement Amount as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

[5]	Insert for Global Warrant.
[6]	Insert for Certificated Warrant.
[7]	Insert for Global Warrant.

B-2-2

IN WITNESS WHEREOF, SandRidge Energy, Inc. has caused this instrument to be duly executed.

Dated:

SANDRIDGE ENERGY, INC.

By:
Name:
Title:

B-2-3

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Authorized Officer

B-2-4

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SANDRIDGE ENERGY, INC.

Series B Warrants

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of October 4, 2016 (as may be further amended or supplemented from time to time in accordance with its terms, the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest herein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

B-2-5

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

Series B Warrants

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Reorganization Group

Re: SandRidge Energy, Inc. Warrant Agreement

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises                      Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants, pursuant to the following settlement method (check one):

☐	Net Share Settlement

☐	Full Physical Settlement

(Full Physical Settlement may only be elected if the Common Stock is not listed on a National Securities Exchange as of the Exercise Date)

If Full Physical Settlement is elected, the undersigned shall tender payment of the aggregate Exercise Price of $         in immediately available funds in accordance with instructions received from the Warrant Agent.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a) deliver the Full Physical Settlement Amount or Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

                                                                                                                                                                                         ; and

(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

B-2-6

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

B-2-7

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

Series B Warrants

The initial Number of Warrants represented by this Global Warrant is 2,068,690. In accordance with the Warrant Agreement, dated as of October 4, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

B-2-8

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

Series B Warrants

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

B-2-9

Dated:
Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

B-2-10

EXHIBIT C

FORM OF COMMON STOCK REQUISITION ORDER

[Date]

Via Facsimile [                    ]

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Re:	DWAC Issuance

Control No.

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of Warrants under the Warrant Agreement, dated as of October 4, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent (as may be further amended or supplemented from time to time in accordance with its terms, the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:
Original Issue or
Transfer from Treasury Account

Broker Name:
Broker’s DTC Number:
Contact and Phone:

C-1

The Broker will initiate the DWAC transaction on (date).

Sincerely, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number]

Broker

C-2